Exhibit 3.7

CERTIFICATE OF INCORPORATION

OF

Dyes & Chemicals Corporation

1. The name of the corporation is:

Dyes & Chemicals Corporation

2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business or purposes to be conducted or promoted is:

Manufacture and sale of dyes and other chemicals for the textile, leather, plastics, paper, food, pharmaceutical and cosmetic industry.

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).

5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

6. The name and mailing address of the incorporator is:

D. M. Dembkowski

Corporation Trust Center

1209 Orange Street

Wilmington, Delaware 19801

I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 29th day of November, 1994.

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

*****

Dyes & Chemicals Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:

FIRST: That the Board of Directors of said Corporation, by the unanimous written consent of its members, filed with the minutes of the Board, adopted a resolution proposing and declaring advisable the following amendment to the “Certificate of Incorporation of said Corporation:

RESOLVED, that the Certificate of Incorporation of Dyes & Chemicals Corporation be amended by changing the First Article thereof so that, as amended, said Article shall be and read as follows:

“1.	The name of the corporation is:

Crompton & Knowles Colors Incorporated”

SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by John, T. Ferguson, II, its Secretary, this 5th day of April, 1995.

Dyes & Chemicals Corporation

By
Secretary

CERTIFICATE OF AMENDMENT OF CERTIFICATE OF INCORPORATION

OF

CROMPTON & KNOWLES COLORS INCORPORATED

It is hereby certified that:

The name of the corporation (hereinafter called the “corporation”) is

CROMPTON & KNOWLES COLORS INCORPORATED

2. The certificate of incorporation of the corporation is hereby amended by striking out Article I thereof and by substituting in lieu of said Article I the following new Article:

“Article I: The name of the Corporation is CROMPTON COLORS INCORPORATED”

3. The amendment of the certificate of incorporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

The effective time of the amendment herein certified shall be February 19th, 2001.

Signed on this 19th day of February, 2001

Arthur C. Fullerton, Vice President and Secretary

DE BC D-:CERTIFICATE OF AMENDMENT-AFTER PAYMENT 01/98-1 (#10)

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

CROMPTON COLORS INCORPORATED

It is hereby certified that:

1. The name of the corporation (hereinafter called the “corporation”) is

CROMPTON COLORS INCORPORATED

2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

Signed on September 5th, 2001

Arthur C. Fullerton, Secretary

DE BC D-:COA CERTIFICATE OF CHANGE 09/00 (#163)